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                                                                EXECUTION COPY










                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 25, 1997

                                 by and between

                           THE COSMETIC CENTER, INC.

                                      and

                      REVLON CONSUMER PRODUCTS CORPORATION










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         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 25, 1997 by and between THE COSMETIC CENTER, INC., a Delaware corporation (the "Company"), and REVLON CONSUMER PRODUCTS CORPORATION, a Delaware Corporation ("Revlon").

         WHEREAS, the Company, Revlon and Prestige Fragrance & Cosmetics, Inc., a Delaware corporation ("PFC"), are parties to an Agreement and Plan of Merger dated as of November 27, 1996 and amended as of February 20, 1997 and March 20, 1997 (the "Merger Agreement") pursuant to which, on the date hereof, PFC has merged with and into the Company (the "Merger"); and

         WHEREAS, the Merger Agreement provides that, in connection with the Merger, the Company and Revlon shall enter into this Agreement;

         NOW, THEREFORE, on consideration of the foregoing, the parties hereby agree as follows:

SECTION 1.  DEFINITIONS

         The following terms, as used herein, have the following respective meanings:

         (a) Act means the Securities Act of 1933, as amended.

         (b) Advice shall have the meaning set forth in Section 3.

         (c) Common Stock means the Class C common stock, par value $.01 per share, of the Company.

         (d) Commission means the Securities and Exchange Commission.

         (e) Demand Registration shall have the meaning set forth in Section
2(b).

         (f) Exchange Act means the Securities Exchange Act of 1934, as amended.

         (g) NASD means the National Association of Securities Dealers, Inc.

         (h) Piggyback Registration shall have the meaning set forth in Section 2(a).

         (i) Prospectus means any prospectus in the form included in any Registration Statement at the time such Registration Statement is filed with the Commission, or any Prospectus filed with the Commission pursuant to Rule 424 under the Act.

         (j) Registrable Securities means shares of Common Stock, but with respect to any share, only until such time as such share (a) has been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it or (b) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act or may be sold to the public pursuant to Rule 144(k) under the Act.

         (k) Registration means a Piggyback Registration or a Demand
Registration.

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         (l) Registration Statement means any registration statement of the
Company filed pursuant to the Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including a prospectus and any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

         (m) Subject Securities means the Common Stock, and any security convertible into or exercisable or exchangeable for Common Stock.

SECTION 2. REGISTRATION RIGHTS

         (a) Piggyback Registration Rights. Whenever the Company proposes to register any Subject Securities under the Act, and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on Form S-4 or Form S-8 or any similar successor forms) (a "Piggyback Registration"), the Company shall give written notice to Revlon, at least 20 days prior to the anticipated filing date, of its intention to effect such a registration, which notice shall specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and shall, subject to Section 2(c), include in such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within 20 days after the delivery of such notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Revlon and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2(a) in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities under this Section 2(a) during the period that the registration of such other securities is delayed. The Company further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by the Company for such Registration Statement. Revlon shall be permitted to withdraw all or any part of its Registrable Securities from a registration at any time prior to the effective date of the Registration Statement by notifying the Company of such withdrawal not later than five business days prior to such effective date; provided that the Company has given Revlon sufficient prior notice of the anticipated effective date to enable Revlon to exercise such withdrawal rights. If Revlon withdraws any such securities from a registration pursuant to the preceding sentence, Revlon shall pay to the Company any incremental expenses of such registration specifically attributable to the withdrawal of such Registrable Securities. Registrable Securities with respect to which such request for registration has been received shall be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 2 on the terms and conditions at least as favorable as those applicable to the registration of Subject Securities to be sold by the Company and by any other person selling under such Piggyback Registration.

         (b) Demand Registration Rights

             (i) Right to Demand by Revlon. On any three occasions after the date hereof (as set forth in subsection (b)(ii)), Revlon may make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Act, of all or part of

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                  the Registrable Securities (a "Demand Registration"), which request shall identify the name or names of the selling holders, the type and amount of Registrable Securities to be sold by each such selling holder and the intended method or methods of distribution thereof and, in the case of an underwritten Registration, the name or names of the managing underwriters thereof, which managing underwriters shall be subject to the reasonable approval of the Company; provided that (A) the Company shall not be required to effect such Demand Registration unless the aggregate fair market value of securities requested to be included in such Demand Registration pursuant to this subsection (b)(i) and any similar registration rights granted to any person or entity after the date hereof exceeds $5 million and (B) the Company may, if its Board of Directors determines in the exercise of its reasonable good faith judgment that to effect such Demand Registration at such time would have a material adverse effect on the Company or would require the disclosure in such Demand Registration of an action (including an acquisition, disposition, merger, recapitalization, consolidation, reorganization or similar transaction relating to or involving the Company or any of its subsidiaries) or an event and such disclosure would be materially detrimental to the Company, defer such Demand Registration for a single period not to exceed 90 days; provided, further, that the Company may exercise such deferral right only once during any 12-month period. If the Company elects to defer any Demand Registration pursuant to the terms of the first proviso to the immediately preceding sentence, the request made by Revlon shall be automatically withdrawn without further action on the part of Revlon and no Demand Registration shall be deemed to have occurred for purposes hereof. All requests made pursuant to this subsection (b)(i) shall specify the aggregate number of Registrable Securities requested to be registered and shall also specify the intended methods of disposition thereof.

             (ii) Number of Demand Registrations. Revlon shall be entitled to three Demand Registrations. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least six months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration (the "Effectiveness Period"). Notwithstanding the foregoing, if at any time the Board of Directors of the Company determines in the exercise of its reasonable good faith judgment that maintaining the effectiveness of the Demand Registration at such time would have a material adverse effect on the Company or would require the disclosure in such Demand Registration of an action (including an acquisition, disposition, merger, recapitalization, consolidation, reorganization or similar transaction relating to or involving the Company or any of its subsidiaries) or an event and such disclosure would be materially detrimental to the Company, the Company may allow the Demand Registration to fail to be effective and usable as a result of such nondisclosure for up to 30 days during the Effectiveness Period, but in no event for any period in excess of 15 consecutive days, provided that the Effectiveness Period shall be extended by the number of days during the Effectiveness Period that the Demand Registration shall have failed to be effective by reason of this subsection (b)(ii).

         (c) Priority on Registrations. If in any Registration, the managing underwriter or underwriters thereof advise the Company in writing that, in its or their reasonable opinion, or, in the case of Registration not being underwritten, the Company shall reasonably determine that, after consultation with an investment banking firm of nationally recognized standing, the total number of securities proposed to

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be sold in such Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including any impact on the selling price or the number of shares that any participant may sell), the Company shall include in such Registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters or investment banking firm, as the case may be, can be sold without having a material adverse effect on the success of the offering, in the following order of priority:

         (i) if the Company is registering securities pursuant to a demand made by any person having demand registration rights (pursuant to this Agreement or otherwise),

              (A) first, the securities the person or persons making such demand proposes to sell in such registration,

              (B) second, the securities requested to be included in such Registration by the Company or by any other person or entity granted piggyback registration rights (pursuant to this Agreement or otherwise), except to the extent that the piggyback registration rights granted to such person provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person, and

              (C) third, the securities requested to be included in such Registration by any person granted piggyback registration rights, the terms of which provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person;

         (ii) in any other event,

              (A) first, the securities the Company proposes to sell in such registration,

              (B) second, the securities requested to be included in such registration by any person or entity granted piggyback registration rights (pursuant to this Agreement or otherwise), except to the extent that the piggyback registration rights granted to such person provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person, and

              (C) third, the securities requested to be included in such Registration by any person granted piggyback registration rights, the terms of which provide that securities to be included by the Company or by any other holder of piggyback registration rights shall have priority over the securities to be included by such person.

         To the extent that the privilege of including securities in any Registration must be allocated among the parties pursuant to clauses (i)(B),
(i)(C), (ii)(B) or (ii)(C) above, the allocation shall be made pro rata based on the number of securities that each such participant shall have requested to include therein.

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SECTION 3. REGISTRATION PROCEDURES

         With respect to any Registration, the Company shall as expeditiously as practicable:

         (a) prepare and file with the Commission a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof (provided that the Company shall include in any Registration Statement on a form other than Form S-1 all information that Revlon shall reasonably request and shall include all financial statements required by the Commission to be filed therewith), cooperate and assist in any filings required to be made with the NASD, and use its best efforts to cause such Registration Statement to become effective; provided that, in the case of a Demand Registration, the Company shall use its best efforts to file such Registration Statement with the Commission no later than 45 days after receiving a written request from Revlon pursuant to Section 2(b)(i) and to cause such Registration Statement to become effective no later than 120 days after receiving such request; and provided, further, that before filing a Registration Statement or Prospectus related thereto or any amendments or supplements thereto, the Company shall furnish to Revlon and to the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review of Revlon and such underwriters and their respective counsel, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Revlon or such underwriters shall reasonably object;

         (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in Revlon not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in accordance with the second sentence of Section 2(b)(ii) so long as the Company complies with the requirements of Section 3(k);

         (c) notify Revlon and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when the Registration Statement, any Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 3(n) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document

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incorporated therein by reference in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (e) if requested by Revlon or the managing underwriter or underwriters, if any, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Revlon or the managing underwriters agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (f) furnish to Revlon and each underwriter, if any, without charge, such number of copies of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), as Revlon and such underwriters may reasonably request;

         (g) deliver to Revlon and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and each amendment or supplement thereto as Revlon and such underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by Revlon and each of the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

         (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with Revlon, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as Revlon or any underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (i) cooperate with Revlon and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

         (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

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         (k) upon the occurrence of any event contemplated by Section 3(c), prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (l) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange, the NASDAQ Stock Market or over-the-counter market on which similar securities issued by the Company are then listed;

         (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

         (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration, (i) make such representations and warranties to Revlon and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters, if any, and Revlon) addressed to Revlon and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by Revlon and such underwriters; (iii) use its reasonable best efforts to obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to Revlon and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings; provided that if such offering is not an underwritten offering and the customary comfort letter referred to above cannot be delivered, the Company shall use its reasonable best efforts to cause its independent accountants to deliver the highest level of comfort permitted to be given by such accountants under the then applicable standards of the American Institute of Certified Public Accountants with respect to such registration statement; (iv) if an underwriting agreement is entered into, the same shall set forth in full indemnification provisions and procedures substantially similar to those set forth in Section 6 with respect to the underwriters and all parties to be indemnified pursuant to such Section; and
(v) the Company shall deliver such documents and certificates as may be requested by Revlon and the managing underwriters, if any, to evidence compliance with this Agreement and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

         (o) make available for inspection by Revlon, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by Revlon or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information, reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided that all records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

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         (p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

         (q) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to Revlon and counsel to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for Revlon or such underwriters may reasonably request.

         The Company may require Revlon to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

         Revlon agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c), Revlon shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until receipt of copies of the supplemented or amended Prospectus as contemplated by Section 3(k), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, Revlon shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Revlon's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in Section 2(b)(ii) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Revlon shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(k) or the Advice.

SECTION 4. RESTRICTIONS ON PUBLIC SALE

         (a) If requested by the managing underwriter or underwriters for any underwritten Registration, or by Revlon in the case of a Registration that is not being underwritten, the Company hereby agrees not to offer to sell, or effect any public or private issuance, sale, distribution or purchase, of any Common Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock) for its own account during the 15 business days prior to, and during the 90-day period beginning on, the effective date of such Registration, other than issuances of Common Stock and options to purchase Common Stock in the ordinary course of business pursuant to employee benefit plans.

         (b) The Company shall use its best efforts to cause each purchaser of Common Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock) from the Company after the date hereof (other than any such purchaser in an underwritten public offering by the Company and other than non-executive employees to whom the Company issues Common Stock or options to purchase Common Stock in the ordinary course of business pursuant to employee benefit plans) to agree, if requested by the managing underwriter or underwriters for any underwritten Registration, or by Revlon in

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the case of a Registration that is not being underwritten, pursuant to a customary lockup agreement in form and substance satisfactory to counsel to such managing underwriters or Revlon, as the case may be, not to offer to sell, or effect any public or private sale, distribution or purchase, of any Common Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock) for its own account during the 15 business days prior to, and during the 90-day period beginning on, the effective date of such Registration.

SECTION 5. REGISTRATION EXPENSES

         All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange and all other costs and expenses incurred by the Company in connection with any Registration hereunder; provided that the Company shall not bear the costs and expenses of Revlon for underwriters' commissions, brokerage fees, transfer taxes or the fees and expenses of any counsel, accountants or other representative retained by Revlon.

SECTION 6. INDEMNIFICATION AND CONTRIBUTION

         (a) The Company agrees to indemnify and hold harmless Revlon, each person, if any, who controls Revlon within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, stockholders, partners, employees, representatives and agents of Revlon or any controlling person, to the fullest extent lawful, from and against any and all losses, liabilities, obligations, claims, actions, suits, damages, costs and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, obligations, claims, actions, suits, damages, costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to Revlon or its proposed plan of distribution furnished to the Company in writing by or on behalf of Revlon expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have, including under this Agreement.

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         (b) Revlon agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, stockholders, partners, employees, representatives and agents of the Company or any controlling person, to the fullest extent lawful, from and against any and all losses, liabilities, obligations, claims, actions, suits, damages, costs and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, obligations, claims, actions, suits, damages, costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to Revlon or its proposed plan of distribution furnished to the Company in writing by or on behalf of Revlon expressly for use therein; provided, however, that in no case shall Revlon be liable or responsible, under this indemnity or otherwise, for any amount in excess of the net proceeds received by Revlon in connection with its sale of Registrable Securities.

         (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 or from any liability which it may otherwise have except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, based upon advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying party; provided that the indemnifying party shall only be liable for the expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, further, that such consent was not unreasonably withheld.

         (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and Revlon, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than Revlon, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and Revlon may be subject, in such proportion as is appropriate to reflect the relative fault of the Company, on one hand, and Revlon, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on one hand, and of Revlon, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Revlon and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Revlon agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), (i) in no case shall Revlon be required to contribute any amount in excess of the amount by which the net proceeds received Revlon from the sale of Registrable Securities exceeds the amount of any damages which Revlon has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), (A) each person, if any, who controls Revlon within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, stockholders, partners, employees, representatives and agents of Revlon or any controlling person shall have the same rights to contribution as Revlon, and (A) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 6(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

SECTION 7. RULE 144

         The Company agrees that it shall file in a timely manner all reports required to be filed by it pursuant to the Act and the Exchange Act and shall take such further action as Revlon may reasonably request in order that Revlon may effect sales of Registrable Securities pursuant to Rule 144 under the Act. Upon the request of Revlon, the Company shall furnish Revlon with such information as may be reasonably necessary to enable Revlon to effect sales of Common Stock pursuant to Rule 144 under the Act and shall deliver to Revlon a written statement as to whether the Company has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

SECTION 8. NO INCONSISTENT AGREEMENTS

         The Company has not previously entered into and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted in, or otherwise conflicts with the provisions of, this Agreement.

SECTION 9. MISCELLANEOUS

         (a) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier or registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or such other address for any party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof). Notice sent by mail shall be effective five days after mailing.

      (i)   If to the Company:

            The Cosmetic Center, Inc.
            8839 Greenwood Place
            Savage, Maryland 20763
            Attention: Vice President and Chief Financial Officer
            Telecopy : (301) 497-6728

      (ii)  If to Revlon:

            Revlon Consumer Products Corporation
            625 Madison Avenue
            New York, NY 10022
            Attention: Vice President and Secretary
            Telecopy: (212) 527-5693

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may only be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given if approved by the Company and Revlon in writing. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, including any subsequent holder of Registrable Securities.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         (e) Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         (f) GOVERNING LAW. THE VALIDITY, PERFORMANCE, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       THE COSMETIC CENTER, INC.


                                       By: /s/ Bruce E. Strohl
                                          ---------------------------------
                                          Name:  Bruce E. Strohl
                                          Title: Senior Vice President
                                                 -Finance


                                       REVLON CONSUMER PRODUCTS CORPORATION


                                       By: /s/ Robert K. Kretzman
                                          ---------------------------------
                                          Name:  Robert K. Kretzman
                                          Title: Vice President